NEW YORK STATE | Department of Taxation and Finance

Office of Processing and Taxpayer Services
W A Harriman Campus, Albany NY 12227-0852

TR-193
(7/15)

Affidavit for Corporate Dissolution for Domestic Corporations

Corporation name: Prosperity Systems, Inc.

Corporation EIN: 26-2333860

Marco Alfonsi, being duly sworn, hereby deposes and says:

1. I am the President *(Title)*
   of Prosperity Systems, Inc. *(Corporation name)*
2. The corporation requests dissolution as of 10/31/15 *(mm-dd-yy)*
3. The corporation's estimated tax and MTA surcharge for the period beginning 01/01/15 *(mm-dd-yy)* and ending 10/31/15 *(mm-dd-yy)* is computed as follows:

Tax before credits by tax base – you must attach a schedule showing the computation of each tax base

Estimated business income base liability: $ 0 (ceased operations January 2015)

Estimated capital base liability: $ 0 (assets transferred January 2015)

Estimated fixed dollar minimum tax: $ 25

Estimated tax credits to be used – you must attach a schedule showing a breakdown of credits by name and dollar amount *(if applicable)*

Total amount of credits to be used: $ 0

Estimated tax after credits: $ 0

MTA surcharge – you must attach a schedule showing the computation of the MTA surcharge *(if applicable)*

Are you subject to the MTA surcharge? Yes ☒ No ☐

If *Yes*, estimated MTA surcharge: $ 4

Total estimated tax and MTA surcharge: $ 4

4. I acknowledge that this corporation is required to file a final New York State tax return and MTA surcharge return (if applicable), and pay any additional tax and surcharge due, no later than 30 days after the appropriate tax forms are made available on the Tax Department's Web site.
5. I acknowledge that this corporation must satisfy all open liability periods prior to consent being issued.
6. I certify that the foregoing statements are true and correct to the best of my knowledge and belief.

[signature]
Signature

Notary acknowledgement

Sworn to before me this 29th day of October, 2015

[signature] Shakespeare Newsome
Notary Public

Notary stamp

Shakespeare Newsome
Notary Public State of New York
No. 01NE6211857
Qualified in Nassau County
Commission Expires Sept. 21, ~~2013~~ 17